EX-99.h.8

Execution Copy

DYNAMIC CASH ALLOCATION SERVICES AGREEMENT

This Dynamic Cash Allocation Services Agreement (“Agreement”) dated as of April 17, 2020 and effective as of April 1, 2020 by and among State Street Bank and Trust Company (“State Street”), each Mercer Funds (formerly known as MGI Funds) (each, a “Fund”) on behalf of its respective series, if any (each, a “Portfolio”), and Mercer Investments LLC.

WHEREAS, certain Funds or Portfolios may invest in uncertificated shares of other registered investment companies or pooled investment vehicles (“Underlying Funds”) (such Fund or Portfolio, a “Fund of Funds”), and certain Portfolios may have multiple managers, each of which is responsible for managing a separate piece of the portfolio, or sleeve (such Portfolio, a “Multi-Managed Fund”);

WHEREAS, each Fund desires to retain State Street to furnish certain dynamic cash allocation services as further described herein; and

WHEREAS, State Street is willing to render such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.   RETENTION.

Each Fund hereby retains State Street to provide services detailed in Attachment A on the terms set forth in this Agreement (the “Services”) related to the allocation of shareholder subscriptions and redemptions and other cash movements, which may include (A) allocating such amounts among (i) the separate sleeves of any Multi-Managed Fund, and/or (ii) any Underlying Funds invested in by a Fund of Funds, and (B) for any Fund of Funds, the placement of trades directly with the Underlying Fund’s transfer agent or into the Underlying Funds via a third party trading partner and/or the NSCC. Attachment A may be updated by written agreement between the Fund and State Street.

2.   DUTIES OF THE FUND.

The allocation methodology set forth on Attachment A shall be selected by Mercer Investments LLC, as investment adviser on behalf of each Fund and shall constitute a standing instruction until revoked, rescinded, or amended in writing by each Fund. Each Fund will provide State Street a list of authorized parties (as may be amended from time to time) who may give notices or instructions under this Agreement and State Street is authorized and instructed to rely upon the information it receives from such authorized parties. Each Fund further authorizes and instructs State Street to accept instructions under this Agreement via e-mail from such authorized parties.

A-1

Execution Copy

3.   LIMITATION OF LIABILITY AND INDEMNIFICATION.

State Street shall exercise reasonable care in the performance of its duties hereunder. State Street assumes no responsibility and shall be without liability for any Losses (as defined below) suffered or incurred by a Fund unless caused solely by State Street’s own gross negligence or willful misconduct. Each Fund shall indemnify State Street and its affiliates from and against any Losses incurred or sustained by State Street in connection with the performance of its duties under this Agreement, except, in each case, to the extent such Losses result from State Street’s gross negligence or willful misconduct in the discharge of its duties under this Agreement. “Losses” means all Losses, damages, liabilities, claims, costs or out-of-pocket expenses (including reasonable attorneys’ fees). The indemnification obligations of this section shall survive termination of this Agreement.

In the event that State Street is held liable for any reason in connection with this Agreement, State Street’s cumulative liability for each calendar year with respect to the Services, regardless of the form of action or legal theory, shall be limited to its total annual compensation earned and fees payable hereunder during the calendar year with respect to the Services for any Losses suffered by the Fund, except to the extent such Losses have been caused by the fraud or gross negligence of State Street, its affiliates, or their respective employees or agents.

State Street shall be responsible for the performance of only such duties as are set forth in this Agreement and shall have no responsibility for the actions or activities of any other party, including other service providers to the Funds, its Portfolios, its managers or its affiliates. State Street accepts no responsibility with respect to the allocation methodology selected by Mercer Investments LLC on behalf of each Fund. None of State Street or its affiliates, nor their respective officers, directors, employees, representatives, agents or service providers make any express or implied warranties or representations with respect to the Services or otherwise. State Street has no investment discretion over any Fund assets and shall not be liable for any losses resulting from the exercise of such discretion or investment choices made by a Fund or its investment manager. In no event shall State Street be liable for lost profits or lost revenues or any special, consequential, punitive, indirect or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder regardless of whether such damages could have been foreseen or prevented by State Street.

Notwithstanding anything to the contrary in this Agreement, in no event shall a party to this Agreement be liable to the other party or any third party for losses resulting from (i) any acts of God, fires, floods, or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, terrorism or insurrection, and (ii) other happenings or events beyond the reasonable control of the party affected.

A-2

Execution Copy

In performing its duties hereunder, State Street will be entitled to receive and act upon the advice of independent counsel or auditors of its own selection, which may be counsel or auditors for a Fund, on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

Each Fund understands and acknowledges that the Services provided under this Agreement are distinct from the services provided under any other agreement between State Street Bank and Trust Company and such Fund, including any custody, fund accounting, fund administration or transfer agency and service agreements and, consequently, the terms of this Agreement rather than such other agreements shall govern the delivery of the Services.

4.   PROPRIETARY INFORMATION.

To the extent State Street develops Proprietary Information (as defined below), the Proprietary Information will be the sole property of State Street. Each Fund hereby agrees that it shall have no rights or interests with respect to all or any part of the Proprietary Information. Each Fund irrevocably assigns to State Street any right, title or interest that it has, or may be deemed to have, in the Proprietary Information. “Proprietary Information” means the non-public information produced by State Street, its agents or third party service providers that is disclosed to, made available to or learned by a Fund in connection with the Services, and Proprietary Information includes, without limitation, any technology, software, formulas, methodology, know-how, models, trade secrets, other business information, used, embodied or reflected in the Services.

5.   USE OF DYNAMIC CASH ALLOCATION MODULE.

Only with respect to Funds that will use the Dynamic Cash Allocation Module (as defined below), in order for State Street to provide each Fund with access to the Dynamic Cash Allocation Module, State Street has entered into a license with a third party vendor. “Dynamic Cash Allocation Module” means the software application that a Fund would access through my.statestreet.com to perform the functions outlined in this Section 5. The license with the third party vendor imposes certain terms on State Street that State Street passes through to each Fund, and State Street can only provide access to the Dynamic Cash Allocation Module subject to the terms set forth in this Section 5. Accordingly, notwithstanding anything set forth elsewhere in this Agreement, (i) each Fund shall have the right to use the Dynamic Cash Allocation Module solely for purposes of viewing, reporting, updating or approving profiles; (ii) Each Fund shall use reasonable efforts to cooperate with State Street to prevent unauthorized use or disclosure of any Third Party Vendor Information (defined below); and (iii) Each Fund shall notify State Street in a timely manner upon discovery of any unauthorized use or disclosure by any party of any Third Party Vendor Information. The term “Third Party Vendor Information” shall mean the software and/or any materials or other information relating to the software obtained by a Fund as a result of having

A-3

Execution Copy

been granted the ability to access the Dynamic Cash Allocation Module in whatever form or media, including without limitation forms, documents, specifications, documentation, system designs, structures, flow charts data, Data Structures, screens and file formats and layouts, algorithms, and code pertaining to the software. “Data Structures” means one or more ways of storing and organizing data in a computer so that such computer is able to efficiently retrieve and store data in its memory specified as an address that can then be manipulated by procedures within the software.

6.   FEES AND EXPENSES.

State Street shall be entitled to reasonable compensation for its services and expenses, as agreed upon from time to time between the parties in a separate written fee schedule.

7.   TERMINATION OF THE AGREEMENT.

The term of this Agreement with respect to a Fund shall be the term of the contract under which State Street Bank and Trust Company serves as custodian and fund accounting agent or/and transfer agent for such Fund. In addition, each party may terminate the Services provided hereunder upon thirty (30) days prior written notice to the other party; and further State Street may terminate the Services provided hereunder at any time upon reasonable advance notice to the Funds in the event it ceases to provide the Services generally or if State Street reasonably believes that continuing to provide the Services would constitute a breach of any agreement to which State Street is a party or any law, rule, regulation or directive of any regulatory authority.

8.   MISCELLANEOUS.

(a) Any notice or other instrument authorized or required by this Agreement to be given in writing to a Fund or State Street shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To a Fund:

Mercer Funds

99 High Street

Boston, MA 02110
Attn: John Cline

To State Street:

State Street Bank and Trust Company

Attention: Joshua Lovell, Senior Vice President

A-4

Execution Copy

1 Iron Street

Boston, MA 02110

with a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

One Lincoln Street

Boston, MA 02111

Attention: Senior Vice President and Senior Managing Counsel

(b)	This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

(c)	This Agreement may not be assigned by (a) the Fund without the written consent of State Street or (b) State Street without the written consent of the Fund, except that State Street may assign this Agreement to a successor of all or a substantial portion of its business, or to an affiliate of State Street.

(d)	State Street shall retain the right to employ agents, subcontractors, consultants and other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the services stated herein or the discharge of any other obligations or duties under this Agreement without the consent or approval of the Fund. State Street shall be responsible for the acts and omissions of any such Delegate so employed as if State Street had committed such acts and omissions itself. State Street shall be responsible for the compensation of its Delegates.

(e)	This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

(f)	The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved within The Commonwealth of Massachusetts. Accordingly, the parties consent and submit to the jurisdiction of the courts of The Commonwealth of Massachusetts. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts of The Commonwealth of Massachusetts.

(g)	This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one
A-5

Execution Copy

instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

(h)	The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(i)	If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

(j)	This Agreement is not intended to and shall not convey any rights to persons not a party to this Agreement.

9.   CONFIDENTIALITY.

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 9 below, all confidential information provided under this Agreement by the Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct State Street or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

A-6

Execution Copy

10. USE OF DATA

(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the State Street (which term for purposes of this Section 10 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and State Street or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b) Subject to paragraph (c) below, State Street and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Fund and State Street or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Fund otherwise consents, Data is combined or aggregated with information relating to (i) other customers of State Street and/or its Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Fund. The Fund agrees that State Street and/or its Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of State Street’s compensation for services under this Agreement or such other agreement, and State Street and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Fund.

(c) Except as expressly contemplated by this Agreement, nothing in this Section 10 shall limit the confidentiality and data-protection obligations of State Street and its Affiliates under this Agreement and applicable law. State Street shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 10 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

11. AMENDMENTS; NO WAIVERS.

(a) This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the parties. Any provision hereof may be waived but only in writing signed by the party against whom such waiver is sought to be enforced.

(k) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and

A-7

Execution Copy

remedies herein provided shall be cumulative and not exclusive of any rights and remedies provided by law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A-8

Execution Copy

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

STATE STREET BANK AND TRUST COMPANY

By:
Name: Andrew Erickson
Title: Executive Vice President

MERCER FUNDS

By:
Name: Stanley P. Mavromates
Title: VP & CIO

MERCER INVESTMENTS LLC

By:
Name: Stephen M. Gouthro
Title: COO

A-9

Execution Copy

ATTACHMENT A

For clarity, the Mercer Funds are Multi-Managed Funds, and they do not currently (nor is it intended that they) invest in any Underlying Funds. A detailed breakdown of the Multi-Managed Fund structure is listed below. All references in the Asset Allocation Methodologies of this Attachment A to “Underlying Funds” should be deemed to mean the various manager sleeves of a Mercer Fund. The following Asset Allocation Methodologies are to be provided as part of the Services. For the avoidance of doubt, the investment adviser to the Mercer Funds, not State Street, shall determine which methodology to employ and the target allocation percentages to be used.

Asset Allocation Methodologies:

•	Static - This method uses the predetermined fixed allocation percentages for Underlying Funds that have been previously communicated to State Street by the Fund and calculates an applicable allocation dollar amount for each Underlying Fund based on that applicable percentage.
•	Soft-Target Rebalance - This method uses the predetermined allocation percentages for Underlying Funds previously communicated to State Street by the Fund and compares the then-current market value for each Underlying Fund to identify the under-weighted or over-weighted Underlying Fund(s). Available cash is then allocated by State Street proportionately to each Underlying Fund(s) to bring the Fund’s holdings of each Underlying Fund closer to its target allocation percentage.
•	Soft-Target Rebalance Out of Variance - Under this method, cash is allocated first to the Underlying Fund with the greatest variance from its target allocation percentage. Once the Underlying Fund with the greatest variance is brought to its target allocation percentage, any remaining cash is allocated by State Street to the Underlying Fund with the second greatest variance from its target allocation percentage, and so on.
•	Existing Ratio - This method uses the current market value of each Underlying Fund to calculate the allocation amount for each Underlying Fund based on its current percentage allocation weighting. Available cash is then allocated by State Street pursuant to the calculation described in the preceding sentence.
•	Hard Rebalance - With this method, rebalancing is performed by State Street to bring the Underlying Fund’s holdings to their respective target percentages. Optional thresholds can be applied to limit the rebalance trades to Underlying t Funds that are outside of a stated threshold. The cash movement for the hard rebalance nets to zero, and this method can be scheduled or performed on an ad hoc basis.
A-10

Execution Copy

State Street Procedures on Trade Date (“T”) and Trade Date +1 (“T+1”):

State Street shall apply Allocation Instructions (as defined below) only in accordance with the procedures outlined below.

At NAV Funds (i.e. Mutual Funds):

•	On T+1, the Fund’s transfer agent sends an automated net capital stock file to the custodian for trades deemed by the Fund to have been received by it on T.
•	The capital stock file must be received by the Fund’s custodian, in good order, by 5AM ET for same day allocation trade placement to outside Underlying Funds via the NSCC. Should the NSCC become unavailable, State Street will employ contingency procedures to place trades with outside Underlying Funds. If trades cannot be placed by the outside Underlying Fund’s deadline to obtain the prior day’s NAV, the trades will be placed using the next available NAV.
•	On T+1, State Street applies the Original Allocation Ratio (as defined below) to the capital stock file and sends trades to the Underlying Funds’ transfer agents(s) and/or Fund’s transfer agent.

Changes to Allocation Percentages:

•	The Fund will provide to State Street an instruction containing the applicable allocation percentages for the allocation of assets to each Underlying Fund (the “Original Allocation Ratio”). From time to time, the Fund may send instructions (“Allocation Instructions”) to State Street to revise or cancel a previously provided instruction (the “Revised Allocation Ratio”).
•	For the avoidance of market timing, the deadline for receiving Allocation Instructions effecting any applicable trade date will be before 4pm ET (market close) of that trade date. The Fund will provide a 48 hours’ notice, in advance of the trade date, which will allow State Street to make the appropriate profile changes and for the Fund to approve the profile prior to implementation. To clarify the terms used in reference to timing, State Street will process allocations and trades on a T+1 basis. Accordingly, the “effective date” of a profile is equal to trade date plus 1 business day.
A-11

Execution Copy

Multi-Managed Fund Structures:

Fund #	Composite	Fund Name	Legal Entity Type
I55C	I55C	MERCER CORE FIXED INC MF	COMPOSITE
I55C	I55C	MERCER CORE FIXED INC MF	CLASS Y-2
I55C	I55C	MERCER CORE FIXED INC MF	CLASS Y-3
I55C	I55C	MERCER CORE FIXED INC MF	CLASS A
I55C	I55C	MERCER CORE FIXED INC MF	CLASS I
1IT1	I55C	MERCER CORE MF - IRM	MANAGER
I5B3	I55C	MERCER CORE MF - PRUDENTIAL	MANAGER
I5B4	I55C	MERCER CORE MF	MANAGER
I5BK	I5BK	MERCER US LARGE CAP EQUITY	COMPOSITE
I5BK	I5BK	MERCER US LARGE CAP EQUITY	CLASS Y-2
I5BK	I5BK	MERCER US LARGE CAP EQUITY	CLASS Y-3
I5BK	I5BK	MERCER US LARGE CAP EQUITY	CLASS A
I5BK	I5BK	MERCER US LARGE CAP EQUITY	CLASS I
IXSF	I5BK	MERCER US LG CAP EQ-O’SHAUGHN	MANAGER
MERCER US LG CAP EQ-
IXSG	I5BK	BRANDYWINE	MANAGER
IXWF	I5BK	MERCER US LG CP EQ - CLIFTON	MANAGER
IX4J	I5BK	MERCER US LG CAP EQ - JENNISON	MANAGER
MERCER US LG CAP EQ-
IX4M	I5BK	MACQUARIE	MANAGER
IX4P	I5BK	MERCER US LG CAP EQ - POLEN	MANAGER
IB2K	IB2K	MERCER OPPORTUNISTIC FI MF	COMPOSITE
IB2K	IB2K	MERCER OPPORTUNISTIC FI MF	CLASS Y-2
IB2K	IB2K	MERCER OPPORTUNISTIC FI MF	CLASS Y-3
IB2K	IB2K	MERCER OPPORTUNISTIC FI MF	CLASS A
IB2K	IB2K	MERCER OPPORTUNISTIC FI MF	CLASS I
IB8A	IB2K	MERCER OPPORTUNISTIC FI MF	MANAGER
IB8B	IB2K	MERCER OPPORTUNISTIC FI MF	MANAGER
IB8G	IB2K	MERCER OPPORTUNISTIC FI MF	MANAGER
IB8I	IB2K	MERCER OPPORTUNISTIC FI MF	MANAGER
IB8V	IB2K	MERCER OPPORTUNISTIC FI MF	MANAGER
IB5K	IB5K	MERCER NON US CORE EQUITY MF	COMPOSITE
IB5K	IB5K	MERCER NON US CORE EQUITY MF	CLASS Y-2
IB5K	IB5K	MERCER NON US CORE EQUITY MF	CLASS Y-3
IB5K	IB5K	MERCER NON US CORE EQUITY MF	CLASS A
A-12

Execution Copy

IB5K	IB5K	MERCER NON US CORE EQUITY MF	CLASS I
I5B6	IB5K	MERCER NON US MF	MANAGER
I5B8	IB5K	MERCER NON US MF	MANAGER
I5B9	IB5K	MERCER NON US MF	MANAGER
IXSA	IB5K	MERCER NON US MF	MANAGER
IXSE	IB5K	MERCER NON US MF	MANAGER
IBBK	IBBK	MERCER US SMID CAP EQUITY	COMPOSITE
IBBK	IBBK	MERCER US SMID CAP EQUITY	CLASS Y-2
IBBK	IBBK	MERCER US SMID CAP EQUITY	CLASS Y-3
IBBK	IBBK	MERCER US SMID CAP EQUITY	CLASS A
IBBK	IBBK	MERCER US SMID CAP EQUITY	CLASS I
I5BX	IBBK	MERCER US SMID CAP EQUITY	MANAGER
1IT0	IBBK	MERCER US SMID CAP EQUITY	MANAGER
IXWH	IBBK	MERCER US SMID CAP EQUITY	MANAGER
IXWL	IBBK	MERCER US SMID CAP EQUITY	MANAGER
IXWM	IBBK	MERCER US SMID CAP EQUITY	MANAGER
IX4R	IBBK	MERCER US SMID CAP EQUITY	MANAGER
IXSC	IXSC	MERCER EMERGING MARKETS MF	COMPOSITE
IXSC	IXSC	MERCER EMERGING MARKETS MF	CLASS Y-2
IXSC	IXSC	MERCER EMERGING MARKETS MF	CLASS Y-3
IXSC	IXSC	MERCER EMERGING MARKETS MF	CLASS A
IXSC	IXSC	MERCER EMERGING MARKETS MF	CLASS I
IXSH	IXSC	MERCER EMERGING MARKETS MF	MANAGER
IXSI	IXSC	MERCER EMERGING MARKETS MF	MANAGER
IXSP	IXSC	MERCER EMERGING MARKETS MF	MANAGER
IXSW	IXSC	MERCER EMERGING MARKETS MF	MANAGER
IXSZ	IXSC	MERCER EMERGING MARKETS MF	MANAGER
IXUO	IXSC	MERCER EM - ORIGIN ASSET MGMT	MANAGER
IXWK	IXWK	MERCER GLOBAL LOW VOL EQ MF	COMPOSITE
IXWK	IXWK	MERCER GLOBAL LOW VOL EQ MF	CLASS Y-2
IXWK	IXWK	MERCER GLOBAL LOW VOL EQ MF	CLASS Y-3
IXWK	IXWK	MERCER GLOBAL LOW VOL EQ MF	CLASS A
IXWK	IXWK	MERCER GLOBAL LOW VOL EQ MF	CLASS I
IXWA	IXWK	MERCER GB LO VOL	MANAGER
IXWE	IXWK	MERCER GB LO VOL	MANAGER
IXWI	IXWK	MERCER GB LO VOL	MANAGER
IXW8	IXWK	MERCER GB LO VOL - WELLINGTON	MANAGER
IXW9	IXWK	MERCER GB LO VOL - VERITAS	MANAGER
A-13